UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada	000-54283	Not Applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Emperor Boulevard, Suite 200 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 226-3325

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On March 11, 2014, Patheon Inc. (“Patheon” or the “Company”) consummated its previously announced statutory plan of arrangement (the “Arrangement”) under the Canadian Business Corporations Act (the “CBCA”) pursuant to the terms of the Arrangement Agreement between the Company and JLL/Delta Patheon Holdings, L.P. (“Newco”) dated as of November 18, 2013. As a result of the Arrangement, JLL/Delta Canada Inc., an indirect subsidiary of Newco (“Canco”), and Patheon were amalgamated under the CBCA at the effective time of the Arrangement (the “Effective Time”), and the continuance of Canco and Patheon as one corporation became effective. The name of the amalgamated corporation is Patheon Inc.

In accordance with the terms of the Arrangement, each restricted voting share outstanding immediately prior to the Effective Time (including any Restricted Voting Shares issued upon the due exercise of any options prior to the Effective Time) held by Shareholders other than JLL and its related entities were transferred to Canco (free and clear of any liens) in exchange for US$9.32 per share, less any applicable amounts withheld and remitted on account of taxes in accordance with the Arrangement.

In addition, Patheon intends to file with the SEC a certification and notice of termination on Form 15 requesting the termination of the registration of Patheon restricted voting shares under Section 12(g) of the Exchange Act on March 11, 2014.

ITEM 5.01. CHANGES IN CONTROL OF THE REGISTRANT.

In connection with the consummation of the Arrangement, the Company became an indirect, wholly-owned subsidiary of Newco on March 11, 2014. The disclosure under Item 3.03 of this report is also incorporated into this Item 5.01 by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the completion of the Arrangement, each of James C. Mullen, Daniel Agroskin, Michel Lagarde, Paul S. Levy, Nicholas O’Leary, Brian G. Shaw, David E. Sutin, Joaquin B. Viso and Derek Watchorn, being all of the individuals who were serving as directors of Patheon immediately prior to consummation of the Arrangement, resigned from his respective position as a member of the Board of Directors, and any committee thereof, of the Company. Following consummation of the Arrangement, Michael Lytton, Stuart Grant and Meenu Khindri-Patel were appointed as directors of the amalgamated corporation.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Pursuant to the terms of the Arrangement, on March 11, 2014, the separate existence of Patheon ceased, and Patheon and Canco were amalgamated. The amalgamated corporation is named Patheon Inc. As of the Effective Time, the Articles of Arrangement filed in connection with consummation of the Arrangement are deemed to be the articles of incorporation of the amalgamated corporation.

The Articles of Arrangement, which are deemed to be the articles of incorporation of the amalgamated corporation following consummation of the Arrangement are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On March 11, 2014, the Company issued a press release relating to the consummation of the Arrangement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Arrangement of Patheon Inc., effective as of March 11, 2014.

99.1	Press Release issued by Patheon Inc., dated March 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHEON INC.

By:	/s/ Stuart Grant

Stuart Grant

Executive Vice President, Chief Financial Officer

Date: March 11, 2014

Exhibit Index

Exhibit No.	Description

3.1	Articles of Arrangement of Patheon Inc., effective as of March 11, 2014.

99.1	Press Release issued by Patheon Inc. dated March 11, 2014.